Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Fourth Quarter and Fiscal 2025 Results

•Record Q4 FY25 Bookings of $341.5 million; book-to-bill of 1.25
•Record backlog of $1.40 billion; up 6% year-over-year
•Q4 FY25 Revenue of $273.1 million; GAAP net income of $16.4 million; and adjusted EBITDA of $51.3 million
•Q4 FY25 Operating Cash Flow of $38.1 million with Free Cash Flow of $34.0 million, with record free cash flow of $119.0 million for FY25

ANDOVER, Mass. August 11, 2025 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the fourth quarter and fiscal year 2025, ended June 27, 2025.
“We delivered very strong results in the fourth quarter that were once again in line with or ahead of our expectations, resulting in solid year-over-year growth in backlog, revenue, net income, adjusted EBITDA, and free cash flow for our full fiscal year 2025,” said Bill Ballhaus, Mercury’s Chairman and CEO.
“In the fourth quarter we delivered record quarterly bookings of $341.5 million, and a book-to-bill of 1.25, resulting in a record backlog of $1.40 billion. Fourth quarter revenue of $273.1 million and full year revenue of $912.0 million were up 9.9% and 9.2% year-over-year, respectively. Fourth quarter adjusted EBITDA of $51.3 million with adjusted EBITDA margin of 18.8% and full year adjusted EBITDA of $119.4 million with full year adjusted EBITDA margin of 13.1%, were all up substantially year-over-year. Fourth quarter free cash flow of $34.0 million resulted in record full year free cash flow of $119.0 million."

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 2

Fourth Quarter Fiscal 2025 Results
Fourth quarter fiscal 2025 revenues were $273.1 million, compared to $248.6 million in the fourth quarter of fiscal 2024.
Total bookings for the fourth quarter of fiscal 2025 were $341.5 million, yielding a book-to-bill ratio of 1.25 for the quarter.
GAAP net income and diluted earnings per share for the fourth quarter of fiscal 2025 were $16.4 million, and $0.27, respectively, compared to GAAP net loss and loss per share of $10.8 million, and $0.19, respectively, for the fourth quarter of fiscal 2024. Adjusted earnings per share (“adjusted EPS”) was $0.47 per share for the fourth quarter of fiscal 2025, compared to $0.23 per share in the fourth quarter of fiscal 2024.
Fourth quarter fiscal 2025 adjusted EBITDA was $51.3 million, compared to $31.2 million for the fourth quarter of fiscal 2024.
Cash flows provided by operating activities in the fourth quarter of fiscal 2025 were $38.1 million, compared to $71.8 million in the fourth quarter of fiscal 2024. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $34.0 million for the fourth quarter of fiscal 2025 and $61.4 million for the fourth quarter of fiscal 2024.
Full Year Fiscal 2025 Results
Full year fiscal 2025 revenues were $912.0 million, compared to $835.3 million for full year fiscal 2024.
Total bookings for fiscal 2025 were $1.03 billion, yielding a book-to-bill ratio of 1.13 for the year.
GAAP net loss and loss per share for fiscal 2025 were $37.9 million, and $0.65, respectively, compared to GAAP net loss and loss per share of $137.6 million, and $2.38, respectively, for fiscal 2024. Adjusted earnings per share (“adjusted EPS”) was $0.64 per share for fiscal 2025, compared to adjusted loss per share of $0.69 per share for fiscal 2024.
Fiscal 2025 adjusted EBITDA was $119.4 million, compared to $9.4 million for fiscal 2024.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 3

Cash flows provided by operating activities in fiscal 2025 were $138.9 million, compared to $60.4 million in fiscal 2024. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $119.0 million for fiscal 2025 and $26.1 million for fiscal 2024.
Backlog
Mercury’s total backlog at June 27, 2025 was $1.40 billion, an approximate $79.2 million increase from a year ago. Of the June 27, 2025 total backlog, $807.8 million represents orders expected to be recognized as revenue within the next 12 months.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 4

Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Monday, August 11, 2025, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”) and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 5

Mercury Systems – Innovation that Matters®
Mercury Systems is a technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Mercury’s products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Mercury is headquartered in Andover, Massachusetts, and has more than 20 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including X (X.com/mrcy) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 6

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 27, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Tyler Hojo, CFA, Vice President of Investor Relations
Mercury Systems, Inc.
978-967-3676

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 7

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 27,	June 28,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$309,099	$180,521
Accounts receivable, net	109,588	111,441
Unbilled receivables and costs in excess of billings, net	278,475	304,029
Inventory	332,920	335,300
Prepaid income taxes	457	—
Prepaid expenses and other current assets	27,639	22,493
Total current assets	1,058,178	953,784

Property and equipment, net	101,440	110,353
Goodwill	938,093	938,093
Intangible assets, net	210,611	250,512
Operating lease right-of-use assets, net	52,264	60,860
Deferred tax asset	69,016	58,612
Other non-current assets	5,162	6,691
Total assets	$2,434,764	$2,378,905

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$79,116	$81,068
Accrued expenses	43,143	42,926
Accrued compensation	51,321	36,398
Income taxes payable	—	109
Deferred revenues and customer advances	126,797	73,915
Total current liabilities	300,377	234,416

Income taxes payable	4,046	7,713
Long-term debt	591,500	591,500
Operating lease liabilities	52,738	62,584
Other non-current liabilities	12,642	9,917
Total liabilities	961,303	906,130

Shareholders’ equity:
Preferred stock	—	—
Common stock	590	581
Additional paid-in capital	1,287,478	1,242,402
Retained earnings	181,895	219,799
Accumulated other comprehensive income	3,498	9,993
Total shareholders’ equity	1,473,461	1,472,775
Total liabilities and shareholders’ equity	$2,434,764	$2,378,905
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Fourth Quarters Ended		Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net revenues	$273,106	$248,563	$912,020	$835,275
Cost of revenues(1)	188,338	175,351	657,526	639,374
Gross margin	84,768	73,212	254,494	195,901

Operating expenses:
Selling, general and administrative(1)	37,714	43,365	154,412	166,786
Research and development(1)	11,913	19,417	67,647	101,328
Amortization of intangible assets	10,275	11,311	42,849	47,661
Restructuring and other charges	(15)	6,781	7,216	26,170
Acquisition costs and other related expenses	1,331	306	1,997	1,710
Total operating expenses	61,218	81,180	274,121	343,655

Income (loss) from operations	23,550	(7,968)	(19,627)	(147,754)

Interest income	1,367	525	3,607	1,199
Interest expense	(8,026)	(9,159)	(33,430)	(35,015)
Other income (expense), net	1,926	(1,999)	(974)	(7,705)

Income (loss) before income tax (benefit) expense	18,817	(18,601)	(50,424)	(189,275)
Income tax expense (benefit)	2,447	(7,824)	(12,520)	(51,635)
Net income (loss)	$16,370	$(10,777)	$(37,904)	$(137,640)

Basic net earnings (loss) per share	$0.28	$(0.19)	$(0.65)	$(2.38)

Diluted net earnings (loss) per share	$0.27	$(0.19)	$(0.65)	$(2.38)

Weighted-average shares outstanding:
Basic	58,924	57,974	58,746	57,738
Diluted	59,540	57,974	58,746	57,738

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$446	$800	$1,205	$2,919
Selling, general and administrative	$653	$5,310	$17,809	$16,936
Research and development	$1,318	$1,136	$6,005	$5,814
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fourth Quarters Ended		Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income (loss)	$16,370	$(10,777)	$(37,904)	$(137,640)
Depreciation and amortization	19,969	21,391	82,027	88,030
Other non-cash items, net	6,953	286	26,627	25,764
Cash settlement for termination of interest rate swap	—	—	—	7,403
Changes in operating assets and liabilities	(5,217)	60,861	68,101	76,825

Net cash provided by operating activities	38,075	71,761	138,851	60,382

Cash flows from investing activities:
Purchases of property and equipment	(4,098)	(10,348)	(19,803)	(34,291)
Acquisition of assets and businesses, net of cash acquired	(4,543)	—	(4,543)	—
Proceeds from sale of manufacturing operations to Cicor Group	6,246	—	6,246
Other investing activities	—	—	4,600	—

Net cash used in investing activities	(2,395)	(10,348)	(13,500)	(34,291)

Cash flows from financing activities:
Proceeds from employee stock plans	2,169	1,479	3,661	4,642
Borrowings under credit facilities	—	—	—	105,000
Payments under credit facilities	—	(25,000)	—	(25,000)
Payments of deferred financing and offering costs	—	—	(2,249)	(1,931)
Payments for retirement of common stock	—	(16)	—	(31)

Net cash provided by (used in) financing activities	2,169	(23,537)	1,412	82,680

Effect of exchange rate changes on cash and cash equivalents	1,428	—	1,815	187

Net increase in cash and cash equivalents	39,277	37,876	128,578	108,958

Cash and cash equivalents at beginning of period	269,822	142,645	180,521	71,563

Cash and cash equivalents at end of period	$309,099	$180,521	$309,099	$180,521
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances which may be outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and lines of business. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 12

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business, often occur in periods other than the period of activity, and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without direct correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 13

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net income (loss)	$16,370	$(10,777)	$(37,904)	$(137,640)
Other non-operating adjustments, net	(4,645)	(217)	(7,742)	(592)
Interest expense, net	6,659	8,634	29,823	33,816
Income tax expense (benefit)	2,447	(7,824)	(12,520)	(51,635)
Depreciation	9,694	10,080	39,178	40,369
Amortization of intangible assets	10,275	11,311	42,849	47,661
Restructuring and other charges	(15)	6,781	7,216	26,170
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	2,126	1,400	6,638	4,370
Fair value adjustments from purchase accounting	131	178	617	710
Litigation and settlement expense, net	4,062	945	13,010	4,927
Stock-based and other non-cash compensation expense	4,165	10,650	38,273	41,257
Adjusted EBITDA	$51,269	$31,161	$119,438	$9,413

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 14

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net cash provided by operating activities	$38,075	$71,761	$138,851	$60,382
Purchases of property and equipment	(4,098)	(10,348)	(19,803)	(34,291)
Free cash flow	$33,977	$61,413	$119,048	$26,091

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarters Ended
	June 27, 2025		June 28, 2024
Net income (loss) and earnings (loss) per share	$16,370	$0.27	$(10,777)	$(0.19)
Other non-operating adjustments, net	(4,645)		(217)
Amortization of intangible assets	10,275		11,311
Restructuring and other charges	(15)		6,781
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	2,126		1,400
Fair value adjustments from purchase accounting	131		178
Litigation and settlement expense, net	4,062		945
Stock-based and other non-cash compensation expense	4,165		10,650
Impact to income taxes(1)	(4,576)		(7,033)
Adjusted income and adjusted earnings per share(2)	$27,893	$0.47	$13,238	$0.23

Diluted weighted-average shares outstanding		59,540		58,048

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share or Adjusted loss per share is calculated using basic shares. There was a $0.01 impact to the calculation of adjusted earnings per share as a result of this for the fourth quarters ended June 28, 2024.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2025 Results, Page 16

	Twelve Months Ended
	June 27, 2025		June 28, 2024
Net loss and loss per share	$(37,904)	$(0.65)	$(137,640)	$(2.38)
Other non-operating adjustments, net	(7,742)		(592)
Amortization of intangible assets	42,849		47,661
Restructuring and other charges	7,216		26,170
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	6,638		4,370
Fair value adjustments from purchase accounting	617		710
Litigation and settlement expense, net	13,010		4,927
Stock-based and other non-cash compensation expense	38,273		41,257
Impact to income taxes(1)	(25,091)		(26,621)
Adjusted income (loss) and adjusted earnings (loss) per share(2)	$37,866	$0.64	$(39,758)	$(0.69)

Diluted weighted-average shares outstanding		59,203		57,738

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was a $0.01 impact to the calculation of adjusted earnings per share as a result of this for the twelve months ended June 27, 2025 and June 28, 2024, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY